Exhibit 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this amended Quarterly Report of Priced In Corp.  (the “Company”) on Form 10-Q for the period ending June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay Lasky, Chief Financial Officer and Principal Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending June 30, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending June 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of Priced In Corp.

Date: August 14, 2014
/s/ Jay Lasky
Jay Lasky
Chief Financial Officer and Principal Financial Officer